Exhibit 99.1

Blackstone Reports Fourth Quarter and Full Year Results

New York, January 28, 2016: Blackstone (NYSE:BX) today reported its fourth quarter and full year 2015 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Despite challenging and volatile markets, Blackstone continues to deliver strong results for our limited partners and unitholders. Our investment funds largely outperformed global markets by a wide margin last year and we remained very active in terms of realizations, returning $43 billion to our fund investors and generating record distributable earnings. We simultaneously deployed $32 billion into new investments, a record pace which accelerated in the fourth quarter given the increasingly attractive investment backdrop. With the industry’s largest pool of dry powder capital of $80 billion, we remain extraordinarily well positioned to move with speed and certainty as investment opportunities arise.”

Blackstone issued a full detailed presentation of its fourth quarter and full year 2015 results, which can be viewed at www.blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.61 per common unit to record holders of common units at the close of business on February 8, 2016. This distribution will be paid on February 16, 2016.

Quarterly Investor Call Details

Blackstone will host a conference call on January 28, 2016 at 11:00 a.m. ET to discuss fourth quarter and full year 2015 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 775 564 51#.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with over $330 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 Christine.Anderson@blackstone.com

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